UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wheeling - Pittsburgh Corporation

(Name of Registrant as Specified In Its Charter)

Esmark Incorporated

Bouchard Group, L.L.C.

Franklin Mutual Advisers, LLC

James P. Bouchard

Craig T. Bouchard

Albert G. Adkins

Clark Burrus

C. Frederick Fetterolf

James V. Koch

George Muñoz

Joseph Peduzzi

James A. Todd

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LATE BREAKING NEWS!

Institutional Shareholder Services (ISS), one of the leading independent voting advisory firms worldwide, recommends that its clients, including institutional investors, pension and mutual funds and other fiduciaries, vote FOR Esmark’s nominees and proposals on the WHITE proxy. ISS recommends that Wheeling-Pitt holders do not vote on the company’s gold proxy card. Please see Esmark’s enclosed press release for additional detail.

TIME IS SHORT AND

YOUR VOTE IS IMPORTANT!

Since the November 17th meeting is fast approaching, we encourage you to submit your WHITE proxy by telephone or via the Internet. Please locate the 10-digit Control Number on the enclosed WHITE PROXY, and either:

1.	Call 1-866-849-9662,

OR

2.	Go to https://www.proxyvotenow.com.

For shares held in your own name, you may also submit your WHITE proxy by FAX. Please sign and date your card and fax both sides to: (212) 750-5799.

If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

LATE BREAKING NEWS!

Institutional Shareholder Services (ISS), one of the leading independent voting advisory firms worldwide, recommends that its clients, including institutional investors, pension and mutual funds and other fiduciaries, vote FOR Esmark’s nominees and proposals on the WHITE proxy. ISS recommends that Wheeling-Pitt holders do not vote on the company’s gold proxy card. Please see Esmark’s enclosed press release for additional detail.

TIME IS SHORT AND

YOUR VOTE IS IMPORTANT!

Since the November 17th meeting is fast approaching, we encourage you to submit your WHITE proxy by telephone or via the Internet. Please locate the 12-digit Control Number on the enclosed WHITE PROXY, and either:

1.	Call 1-800-454-8683,

OR

2.	Go to www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

FOR IMMEDIATE RELEASE

Esmark Welcomes ISS’ Recommendation that Wheeling-Pitt Shareholders

Vote FOR Esmark’s Slate of Directors and All Other Esmark Proposals

CHICAGO, November 9, 2006 - Esmark Incorporated (“Esmark”), a steel services company supported by global investor Franklin Mutual Advisers, LLC, and advised by JPMorgan, today announced that Institutional Shareholder Services (ISS), one of the leading providers of proxy advisory services, recommended that shareholders vote for Esmark’s proposed slate of directors on the WHITE proxy card and all other Esmark proposals at the upcoming Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) (“Wheeling-Pitt” or “WP”) annual meeting scheduled for November 17.

In its recommendation, ISS primarily looked at whether Esmark had met the burden of proving change is warranted at the company and whether Esmark would be better able to effectuate change versus the existing board. ISS concluded that Esmark’s director nominees and strategy were better for Wheeling-Pitt shareholders, highlighting the following:

•	“Esmark’s strategy is more likely to enhance shareholder value over the long run.”

•	Esmark’s “proposal would improve the company’s capital structure, and would provide WP with a strong distribution network. We consider lower leverage to be important over the short-term, particularly due to concerns about short-term profitability, as reflected by management’s expectation of an operating loss in 4Q2006.”

•	“Our comparative review of the proposed WP slate with that proposed by Esmark suggests that the latter [Esmark’s] has a much stronger slate of directors, with relevant steel industry/public company experience.”

•	“WP’s current management and board have not been successful in enhancing shareholder value, as indicated by WP’s underperformance and operating losses.”

•	“USW’s opposition to the CSN LLC transaction would make it very difficult for the management to realize substantial shareholder benefit from the CSN transaction.”

Commenting on ISS’s recommendation, James P. Bouchard, Esmark’s Chairman and Chief Executive Officer, said, “We are extremely pleased that one of the most respected shareholder advisory firms in the world has decided to recommend that shareholders vote for Emark’s slate of directors. ISS’s strong recommendation affirms our belief that the current board and management team at Wheeling-Pitt do not have the needed experience to run a successful steel company and have done little to enhance shareholder value. We, like others including ISS, believe that Esmark’s slate of directors and plans for the future are better for Wheeling-Pitt’s shareholders. It’s time for change. Let’s turn Wheeling-Pitt into the successful steel company it should be.”

VOTE THE WHITE PROXY CARD!

Esmark Incorporated has previously filed its definitive proxy statement relating to the 2006 annual meeting of Wheeling-Pittsburgh Corporation stockholders with the Securities and Exchange Commission (the “SEC”) and has mailed its definitive proxy statement and WHITE proxy card to Wheeling-Pittsburgh stockholders. Esmark urges Wheeling-Pittsburgh stockholders to read its definitive proxy statement and other related documents as they contain important information, including information relating to the participants in the solicitation. Copies of the definitive proxy statement are available free of charge at the SEC’s website at http://www.sec.gov or by contacting Esmark’s proxy solicitor, Innisfree M&A Incorporated, at its toll-free number (888)750-5834.

About Esmark

Headquartered in Chicago and founded by the Bouchard Group, Esmark is a steel services family of companies. The mission of Esmark is to establish the benchmark standards for strategic consolidation, operating efficiency and management excellence in the steel sector. More information about Esmark can be found at www.esmark.com. This press release contains forward-looking statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the ability to successfully solicit sufficient proxies to elect Esmark’s nominees for director and the ability to achieve anticipated cost savings as a result of the proposed merger, competition in the steel industry, dependence on suppliers of raw materials, and cyclical demand for steel products.